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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts," "Summary Selected Financial Data" and "Selected NEHC Historical Financial Data" and to the use of our reports dated August 6, 1997, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-33223) and related Prospectus of Nebco Evans Holding Company for the registration of $100,387,000 of 12-3/8% Senior Discount Notes.


                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin

October 16, 1997